As filed with the Securities and Exchange Commission on December 23, 2024

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-1573084 (I.R.S. Employer Identification No.)

10000 E. Geddes Avenue, Suite 500 Englewood, CO 80112 (303) 846-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	G.J. Hart
President and Chief Executive Officer
10000 E. Geddes Avenue, Suite 500
Englewood, CO 80112
(303) 846-6000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
David S. Huntington, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated December 23, 2024

PROSPECTUS

Red Robin Gourmet Burgers, Inc.

1,600,909 Shares of Common Stock

The selling stockholders identified in this prospectus (the “Selling Stockholders”) may offer and sell from time to time shares of our common stock, par value $0.001 per share (the “Common Stock”), in one or more offerings in amounts, at prices and on terms that they determine at the time of the offering, up to an aggregate of 1,600,909 shares of Common Stock.

We are not selling any shares of Common Stock and we will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders. We have paid the fees and expenses incident to the registration of the Common Stock for sale by the Selling Stockholders. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of Common Stock.

These securities may be sold on a continuous or delayed basis directly to or through brokers, agents, or dealers as designated from time to time, or through a combination of these methods. Information on the Selling Stockholders and the times and manners in which they may offer and sell shares of Common Stock is described under the sections titled “Selling Stockholders” and “Plan of Distribution” in this prospectus. Our registration of the shares of Common Stock covered by this prospectus does not mean the Selling Stockholders will offer or sell any of the shares.

Our Common Stock is traded on the Nasdaq Global Select Market under the symbol “RRGB.” On December 20, 2024, the last reported sale price of our Common Stock on the Nasdaq Global Select Market was $5.31 per share.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2024.

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ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, the Selling Stockholders may offer and sell from time to time up to an aggregate of 1,600,909 shares of our Common Stock, in one or more offerings in amounts, at prices and on terms that they determine at the time of the offering. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. Neither we nor the Selling Stockholders are making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

The Selling Stockholders may sell the Common Stock to or through brokers, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. The Selling Stockholders and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. See “Plan of Distribution.”

In this prospectus, the terms “Red Robin,” “we,” “us” and “our” refer to Red Robin Gourmet Burgers, Inc.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found on the SEC’s website at www.sec.gov. Our filings, including the audited financial and additional information that we have made public to investors, may also be found on our website at www.redrobin.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports that are expressly incorporated by reference herein).

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the SEC on February 28, 2024);
•	our Quarterly Reports on Form 10-Q for the quarters ended April 21, 2024, July 14, 2024 and October 6, 2024 (filed with the SEC on May 29, 2024, August 22, 2024 and November 6, 2024, respectively);
•	our Current Reports on Form 8-K filed with the SEC on January 25, 2024, May 28, 2024, October 7, 2024 and December 3, 2024; and
•	the description of Red Robin’s capital stock set forth in Registration Statement on Form 8-A as filed with the SEC on July 16, 2002, and any amendment or report filed with the SEC for the purpose of updating that description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date the Selling Stockholders stop offering securities pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents. The information contained on our website (www.redrobin.com) is not incorporated into this prospectus (except for SEC reports that are expressly incorporated by reference herein).

You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Red Robin Gourmet Burgers, Inc.

Attention: Chief Legal Officer

10000 E. Geddes Avenue, Suite 500

Englewood, CO 80112

Telephone: (303) 846-6000

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. Without limiting the generality of the preceding sentence, any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For Red Robin, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

•	the effectiveness of the Company’s strategic initiatives, including our “North Star” plan, labor and service models, and operational improvement initiatives and our ability to execute on such strategic initiatives;
•	the global and domestic economic and geopolitical environment;
•	our ability to effectively compete in the industry and attract and retain Guests;
•	the adequacy of cash flows and the cost and availability of capital or credit facility borrowings;
•	a privacy or security breach or a failure of our information technology systems;
•	the effectiveness and timing of the Company’s marketing and branding strategies, including our loyalty programs and social media platforms;
•	changes in consumer preferences;
•	leasing space including the location of such leases in areas of declining traffic;
•	changes in cost and availability of commodities;
•	interruptions in the delivery of food and other products from third parties;
•	pricing increases and labor costs;
•	changes in consumer behavior or preference;
•	expanding our restaurant base;
•	maintaining and improving our existing restaurants;
•	the transition and retention of our key personnel;
•	our ability to recruit, staff, train, and retain our workforce;
•	operating conditions, including adverse weather conditions, natural disasters, pandemics and other events affecting the regions where our restaurants are operated;
•	actions taken by our franchisees that could harm our business or reputation;
•	negative publicity regarding food safety or health concerns;
•	protection of our intellectual property rights;
•	changes in federal, state, or local laws and regulations affecting the operation of our restaurants;
•	an increase in litigation or legal claims by Team Members, franchisees, customers, vendors, stockholders and others; and
•	other risks, including the Risk Factors described from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

These forward-looking statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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THE COMPANY

Red Robin Gourmet Burgers, Inc., a Delaware corporation, together with its subsidiaries, primarily operates, franchises, and develops casual dining restaurants in North America famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® and sides in a fun environment welcoming to Guests of all ages.

We opened the first Red Robin restaurant in Seattle, Washington in September 1969. In 1979, the first franchised Red Robin restaurant was opened in Yakima, Washington. In 2001, we formed Red Robin Gourmet Burgers, Inc. and consummated a reorganization of the Company. Since that time, Red Robin Gourmet Burgers, Inc. has owned, either directly or indirectly, all of the outstanding capital stock or membership interests, respectively, of Red Robin International, Inc. and our other operating subsidiaries through which we operate our Company-owned restaurants.

For a description of our business, financial condition, results of operations and other important information regarding Red Robin, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.redrobin.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our principal executive offices are located at 10000 E. Geddes Avenue, Suite 500, Englewood, CO 80112, telephone (303) 846-6000.

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RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, together with all the other information contained in this prospectus, any applicable prospectus supplement or incorporated by reference into this prospectus and any applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the net proceeds from the sale of our Common Stock offered hereby. We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholders.

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SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Stockholders listed below of up to 1,600,909 shares of Common Stock, which were purchased from us by the Selling Stockholders pursuant to the Equity Purchase Agreement, dated December 3, 2024 (the “Equity Purchase Agreement”). We are registering the 1,600,909 shares of Common Stock pursuant to the registration rights provisions in the Equity Purchase Agreement.

The following table sets forth the beneficial ownership of our Common Stock as of December 18, 2024 by the selling stockholders.

The percentage of Common Stock beneficially owned by the Selling Stockholders is based on 17,391,569 shares of Common Stock outstanding as of December 18, 2024. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

The following table also provides the maximum number of shares of our Common Stock that may be offered by the Selling Stockholders pursuant to this prospectus and the number of shares of our Common stock that will be beneficially owned by the Selling Stockholders after such an offering, assuming the sale of all of the offered shares. The Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The Selling Stockholders may also offer and sell less than the number of shares indicated or no shares. The Selling Stockholders are not making any representation that any shares of Common Stock covered by this prospectus will or will not be offered for sale. Information about each Selling Stockholder may change over time.

Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Selling Stockholders and the number of shares registered on their behalf. Any of the Selling Stockholders may sell or otherwise transfer all, some or none of such shares in this offering. See the section titled “Plan of Distribution.”

Name of Selling Security Holder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Beneficially Owned Being Registered for Sale Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage of Shares of Common Stock Beneficially Owned After Offering
JCP Investment Management, LLC(1)	1,860,668	800,455	1,060,213	6.1%

Jumana Capital Investments LLC(2)	1,614,906	800,454	814,452	4.7%

(1) These shares of Common Stock are held by entities/accounts to which JCP Investment Management, LLC (“JCP Management”) serves as the investment manager, including JCP Investment Partnership, LP (“JCP Partnership”) and certain managed accounts (the “JCP Accounts”). JCP Partnership holds 776,564 shares of Common Stock (including 207,549 shares being registered pursuant to this prospectus) and the JCP Accounts hold 1,084,104 shares of Common Stock (including 592,906 shares being registered pursuant to this prospectus). JCP Investment Partners, LP (“JCP Partners”), as the general partner of JCP Partnership, may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership. JCP Investment Holdings, LLC (“JCP Holdings”), as the general partner of JCP Partners, may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership. JCP Management, as the investment manager of JCP Partnership and the JCP Accounts, may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership and held in the JCP Accounts. James C. Pappas, a member of the Company’s board of directors, as the managing member of JCP Management and the sole member of JCP Holdings, may be deemed to beneficially own the shares of Common Stock owned directly by JCP Partnership and held in the JCP Accounts. The business address of JCP Management is 1177 West Loop South, Suite 1320, Houston, Texas 77027.

(2) Christopher Martin, a member of the Company’s board of directors, as the Manager of Jumana Capital Investments LLC (“Jumana Capital”), may be deemed to beneficially own the shares of Common Stock owned directly by Jumana Capital. The business address of Jumana Capital is 1717 St. James Place, Suite 335, Houston, Texas 77056.

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Material Relationships with Selling Stockholders

On December 3, 2024, we entered into a cooperation agreement (the “Cooperation Agreement”) with the Selling Stockholders. Pursuant to the Cooperation Agreement, we appointed James C. Pappas and Christopher Martin to the Company’s board of directors. Further, the Selling Stockholders agreed to abide by certain standstill restrictions and voting commitments, subject to certain limited exceptions, during the Cooperation Period (as defined in the Cooperation Agreement).

On December 3, 2024, we also entered into the Equity Purchase Agreement, pursuant to which the Selling Stockholders purchased an aggregate of 1,600,909 shares of Common Stock, at a purchase price of $5.19 per share. The Equity Purchase Agreement contained certain customary registration rights provisions.

For more information on these agreements, please refer to the descriptions of these agreements found in our filings, which are incorporated herein by reference and the full text of these agreements, which are listed as exhibits to this registration statement.

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DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of information concerning our capital stock, including a summary of certain material terms and provisions of our certificate of incorporation and our by-laws. You should read these documents in full for complete information on our capital stock. They are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Shares Outstanding. We are authorized to issue up to 45,000,000 shares of Common Stock. As of December 18, 2024, we had 17,391,569 shares of Common Stock issued and outstanding.

Dividends. Subject to prior dividend rights of the holders of any preferred shares, holders of shares of Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.

Voting Rights. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of Common Stock do not have cumulative voting rights. This means a holder of a single share of Common Stock cannot cast more than one vote for each position to be filled on our board of directors. It also means the holders of a majority of the shares of Common Stock entitled to vote in the election of directors can elect all directors standing for election and the holders of the remaining shares will not be able to elect any directors.

Other Rights. In the event of any liquidation, dissolution or winding up of our company, after the satisfaction in full of the liquidation preferences of holders of any preferred shares, holders of shares of Common Stock are entitled to ratable distribution of the remaining assets available for distribution to stockholders. The shares of Common Stock are not subject to redemption by operation of a sinking fund or otherwise. Holders of shares of Common Stock have no preemptive, subscription, redemption or conversion rights.

Fully Paid. The issued and outstanding shares of Common Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Common Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of Common Stock that we may issue in the future will also be fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 3,000,000 shares of preferred stock, par value $0.001 per share, from time to time in one or more series and with such rights and preferences as determined by our board of directors with respect to each series. As of the date of this prospectus, no shares of our preferred stock are issued and outstanding.

Limitation on Liability of Directors and Officers

We are a Delaware corporation. Our certificate of incorporation provides that no director is personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed only for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

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•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, including through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company in connection with any threatened, pending or completed action, suit or proceeding to which such person is, or is threated to be made, a party, whether civil or criminal, administrative or investigative, arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision in connection with any proceeding, including in advance of its final disposition, to the fullest extent permitted by law. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by us. The effect of these is to indemnify any officer or director of the Company against expenses, judgments, attorney’s fees and other amounts paid in settlements incurred by an officer or director arising from claims against such persons for conduct in their capacities as officers or directors of the Company.

Anti-Takeover Effects of Our Certificate of Incorporation and By-laws and Delaware Law

Some provisions of our certificate of incorporation and by-laws and Delaware law could make the following more difficult:

•	acquisition of us by means of a tender offer;
•	acquisition of us by means of a proxy contest or otherwise; or
•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us and outweigh the disadvantages of discouraging those proposals because negotiation of them could result in an improvement of their terms.

Size of Board and Vacancies

Our by-laws provide that our board of directors have one or more members, which number is determined by resolution of our board of directors. Directors are elected at each annual meeting of stockholders by the vote of a majority of the shares present. Any director may be removed at any time, with or without cause, upon the affirmative vote of holders of two-thirds our voting stock. Newly created directorships resulting from any increase in our authorized number of directors or any vacancies in our board of directors resulting from death, resignation, retirement, removal from office or other cause may be filled by the majority vote of our remaining directors in office, or by the sole remaining director, or by a majority vote of our stockholders at an annual meeting of our stockholders.

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Elimination of Stockholder Action by Written Consent

Our certificate of incorporation eliminates the right of our stockholders to act by written consent. Stockholder action must take place at the annual or a special meeting of our stockholders.

Stockholder Meetings

Under our by-laws, only our chairman, chief executive officer, our board of directors or holders of 10% or more of our voting stock, may call special meetings of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals; Proxy Access

Our by-laws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Our by-laws provide that a stockholder, or a group of up to 20 stockholders, owning at least three percent of the voting power of our outstanding capital stock continuously for at least three years, may nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of (a) two directors or (b) twenty percent of the number of directors to be elected at such annual meeting, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in our by-laws.

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our Common Stock.

No Cumulative Voting

Neither our certificate of incorporation nor our by-laws provide for cumulative voting in the election of directors.

Undesignated Preferred Stock

The authorization of our undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Forum for Adjudication of Disputes

Our certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting breach of a fiduciary duty owed by any of our directors, officers or other employees, any action asserting a claim arising pursuant to the Delaware General Corporation Law or any action asserting a claim governed by the internal affairs doctrine. Despite the foregoing, it is possible that a court could rule that such provision is inapplicable or unenforceable. In addition, this provision would not affect the ability of our stockholders to seek remedies under the federal securities laws.

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Transfer Agent and Registrar

Our transfer agent and registrar is Equiniti Trust Company, LLC.

Listing

Our shares of Common Stock are listed on the Nasdaq Global Select Market under the ticker symbol “RRGB.”

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PLAN OF DISTRIBUTION

We are registering the offer and sale by the Selling Stockholders of an aggregate of 1,600,909 shares of Common Stock.

Any Selling Stockholder may offer and sell the securities in any one or more of the following ways:

•	to or through brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis;
•	distributions of the shares by any Selling Stockholder to its partners, members or stockholders;
•	otherwise through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, any Selling Stockholder may enter into option, share lending or other types of transactions that require such Selling Stockholder to deliver shares of Common Stock to a broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus. Any Selling Stockholder may also enter into hedging transactions with respect to our securities. For example, any Selling Stockholder may:

•	enter into transactions involving short sales of the shares of Common Stock by brokers or dealers;
•	sell shares of Common Stock short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require such Selling Stockholder to deliver shares of Common Stock to a broker or dealer, who will then resell or transfer the shares of Common Stock under this prospectus; or
•	loan or pledge the shares of Common Stock to a broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Any Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.

Any Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and an applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by such Selling Stockholder or borrowed from such Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from such Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in an applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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The securities may be sold from time to time by any Selling Stockholder in one or more transactions:

•	at a fixed price or prices that may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

Any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by any Selling Stockholder or through agents designated by such Selling Stockholder from time to time. Any such agent will be acting on a best-efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by any Selling Stockholder directly to institutional investors or others, who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale of the securities.

Dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from any Selling Stockholder pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.

In all cases, these purchasers must be approved by the applicable Selling Stockholder. The obligations of any purchaser under any of these contracts will not be subject to any conditions except that the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject. Agents will not have any responsibility in respect of the validity or performance of these contracts.

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Some of the dealers or agents used by any Selling Stockholder in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for such Selling Stockholder or affiliates of such Selling Stockholder in the ordinary course of business. Dealers, agents and other persons may be entitled under agreements which may be entered into with any Selling Stockholder to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by such Selling Stockholder for certain expenses.

Any Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Any securities initially sold outside the United States may be resold in the United States through dealers or otherwise.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time the Selling Stockholders cease to hold any Registrable Shares (as defined in the Equity Purchase Agreement), (2) the date all Registrable Shares held by the Selling Stockholders may be sold without restriction under Rule 144 under the Securities Act and (3) such time as all of the shares covered by this prospectus have been sold pursuant to and in accordance with the registration statement or with another registration statement filed under the Securities Act.

There can be no assurance that the Selling Stockholders will sell any or all of the Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Notwithstanding the foregoing, underwritten public offerings are not permitted under this prospectus.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for dealers or agents, if any, such counsel will be named in a prospectus supplement relating to such offering.

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EXPERTS

The consolidated financial statements of Red Robin Gourmet Burgers, Inc. incorporated by reference in this prospectus, and the effectiveness of Red Robin Gourmet Burgers, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

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Red Robin Gourmet Burgers, Inc.

1,600,909 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of securities of being registered hereby.

Amount to be Paid
Registration fee		$1,223
Transfer Agent fees and expenses		*
Printing		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
TOTAL	$	*

*	These fees and expenses are calculated based on the amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees) and (other than in actions by or in the right of the corporation to procure a judgment in its favor) judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the registrant’s Fifth Amended and Restated Bylaws provides for mandatory indemnification by the registrant of its present and former directors and officers and permits indemnification by the registrant of its employees and agents to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides that:

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

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Item 16. Exhibits

A list of exhibits filed with this registration statement is contained in the exhibits index, which is incorporated by reference.

Exhibit Number	Description of Documents
3.1	Restated Certificate of Incorporation of Red Robin Gourmet Burgers, Inc., dated as of May 28, 2015 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on May 29, 2015).
3.2	Red Robin Gourmet Burgers, Inc. Fifth Amended and Restated Bylaws, as amended March 20, 2023 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on March 23, 2023).
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
10.1	Form of Cooperation Agreement (incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on December 3, 2024).
10.2	Form of Equity Purchase Agreement (incorporated by reference to Exhibit 10.2 of the Current Report on Form 8-K filed on December 3, 2024).
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of Registration Statement).
107	Filing fee table.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	The undersigned registrant hereby undertakes that:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Red Robin Gourmet Burgers, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 23rd day of December, 2024.

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ G.J. HART
	Name:	G.J. HART
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each G.J. Hart, Todd Wilson and Sarah Mussetter, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 23, 2024.

Signature	Title

/s/ G.J. HART	President and Chief Executive Officer; Director (Principal Executive Officer and Director)
G.J. Hart

/s/ TODD WILSON	Chief Financial Officer (Principal Financial Officer)
Todd Wilson

/s/ ROBYN ARNELL BRENDEN	Chief Accounting Officer (Principal Accounting Officer)
Robyn Arnell Brenden

/s/ DAVID A. PACE	Chairman of the Board
David A. Pace

/s/ ANTHONY S. ACKIL	Director
Anthony S. Ackil

/s/ THOMAS G. CONFORTI	Director
Thomas G. Conforti

/s/ STEVEN K. LUMPKIN	Director
Steven K. Lumpkin
/s/ CHRISTOPHER MARTIN	Director
Christopher Martin
/s/ NICOLE MILLER REGAN	Director
Nicole Miller Regan

/s/ ALLISON PAGE	Director
Allison Page

/s/ JAMES C. PAPPAS	Director
James C. Pappas

/s/ ANDDRIA VARNADO	Director
Anddria Varnado